Exhibit 99.1

Welcome, everyone. Thank you for joining today's space for an important presentation. The format that I'm going to try to stick to and one in which we will do for all future communication spaces such as this with shareholders, investors, creators and generally interested people will be one in which I will open up with my general remarks on the company and our strategic vision, followed by my answering the top three or four questions that we have received in DMS over and over again this past week leading up to today's call, and then I will open up the mic to any question from anyone as much as I can take. And then if there are no more questions, we'll move back to some extra ones that were part of the DM questions that we've taken in previously. So let's get going. It's no secret that the shifting financial landscape is demanding forward thinkers and adaptive leadership. It is what I call a new era of risk taking, and it's one that will look very different than the last.

It will be filled with transparency from blockchain and equally important, financing alternatives to an upside down capital markets that self perpetuates failure in small and micro-cap companies. Creatd Inc, the holding company whose flagship subsidiary is Vocal Inc, beyond just reporting second quarter 2023 numbers is signaling a new direction to its investor community. We're pivoting, we're strategizing, and we're designing a new future for the company, one where our assets are not synthetically depressed and are recognized for the genuine value they hold.

We are looking for long term investors and not the residual fast money from an era of pumps and dumps that is coming to an end. Vocal Inc, Creatd’s subsidiary, is a social publishing platform and has become a true powerhouse in its own right. So we're positioning it to independent. We raise capital from the Creatd holding company and with an intrinsic value that we estimate for Vocal Inc to be between 60 million and $100 million.

Now to offer some perspective on that, competitors like Medium and Substack have comparable revenues and are literally being valued at a half a billion or more in the private market. But before we go into our strategic plan for Creatd and how we intend to increase shareholder value, let's talk about Creatd’s second quarter earnings directly as we reflect on the first half of 2023 vocals, accomplishments underscore our drive and determination in the creative economy.

Our gross quarterly revenues of $800,000 signal an actual upward growth trajectory for the vocal platform, in particular more comprehensively. The trailing 12 month gap adjusted revenues tallied at a near impressive $4 million. Now, despite witnessing a decline in quarterly revenues at the holding company, the public entity Creatd, Inc., it's essential to understand that this is part of a strategy to leverage the most profitable segments of our business and close down the nonprofit label ones.

I am very comfortable sacrificing the top line a bit for significant bottom line improvements and then privatize the assets and begin to grow new and more appropriate revenues. Our strategic decision, including reducing headcount at both the performing and non performing subsidiaries, has resulted in a very significant 56% reduction in payroll. We project even more costs having quick cost savings from payroll reduction in quarters ahead.

And as we move within a few months of cash flow break even on a forward basis for Vocal Inc, the subsidiary and its flagship technology platform Vocal, we are very excited by optimizing our operations. We've achieved a 60% reduction in our legal accounting and consulting fees. Now on a pure comparative basis, the revenues of our core vocal tech platform are seeing consistent patterns of accelerated growth.

The revenues we left behind from businesses we shelved were simply too expensive to maintain. And like other tech companies in our space, we are focused only on core revenue growth. As we face tough headwinds in the market, our strategy is guided by clear principle to pursue business. We know we can scale, we follow the data and the data says and as always said, that the key to our success lies in the Creator.

As more of our creators become investors, it is important for us to hold these spaces to open a direct line of communication between creators, investors, creator investors and the company. Now, before we go to Q&A, I want to address the key questions that so many of you have. DM'd me a question that not a day goes by that I don't encounter as we continue to fight the war of attrition in the public market with our stock, and rightfully so.

I get asked this question is, Jeremy, what is your plan to stop dilution and increase shareholder value? I'm going to try to give a very straightforward answer and then I will elaborate on it. The basic answer is we intend to bring a significant portion of our portfolio under a private umbrella that can raise capital separately as its own entity.

And you don't have to be a created shareholder to buy a piece of Vocal Inc. This will open up the funding market for the technology platform to our 2 million creators and their audiences, as well as the growing investor community around Reg FS and Reg A's. And that's the beauty of the Reg CF. It creates that direct line I mentioned earlier.

It's a transparent connection between the investor community and management. Without the disruption and obstacles of middlemen and toxic toxic lenders. Now further to the original question, how can we control dilution or controlling the dilution and increasing the value remains a crucial matter to us. We are the largest investors in our own company, the people that are part of this company.

And it is at the heart of our strategy and remains a top priority in our decision making. A company's lifeblood has classically been its ability to tap legacy capital markets, to drive growth, but that just does not work anymore. Those markets are broken. Look at BuzzFeed trading at less than $0.50, about to face the same reversal dilemma as so many stocks do.

Or look at the great. We were trading at $0.20 and recently named a meme stock or even Vimeo, a tremendous piece of video. Just distribution technology that was spun out of Barry Diller. Is IAC. It faces the same struggles we do. How can we create alternative financing services for these great debt companies that can power growth and innovation without destroying their common equity?

And that is how we're doing it. We are employing a strategy that shifts away from financing, that hinges on diluting the public equity of Creatd, the holding company. This isn't a decision made lightly. It's the culmination of a great deal of analysis. And so the spotlight now turns to Vocal Inc created its flagship social publishing platform subsidiary. Our roadmap for Vocal Ink is crystal clear secure, robust 5 million via c F participating preferred securities offering, as well as taking capital directly from strategic partners.

This is not just a fun fundraising exercise. It's a strategic move where we aim to eventually spin off vocal and maintain an ownership of slightly under 50% at the holding company level, such that Vocal Inc can become its own independently traded equity and created ink can become what it was initially intended to be, which was a holding company utilizing the combined resources of multiple companies within its portfolio.

The next question that we must address then is if we're correct and Reg C S.F. in the IPO and the vocal are correct, how will that elevate the value of created Inc's publicly traded stock? When we look at created stock or even the company, bear in mind Vocal Inc is just one subsidiary that we plan to monetize by private sizing enough such that we can eventually spin it out as a separate publicly traded company.

We plan to do the same thing with the OG collection created Ventures and Orbit. Each of these subsidiaries boasts unique assets, technologies and business strategies and are ready to maximize their value. In today's market, I have said this on multiple occasions. It is one of the most important points, I think, for all micro-cap and small cap stocks to think about.

The individual pieces of a business in today's market are of greater value than the sum of the whole in one company. Here's how Creatd, Inc.’s stock maximizes that value in real terms. Imagine a conservative valuation for the technology platform vocal of $50 million and taking in 5 million from a financing of Vocal Inc. That's less than 1/10 of the value of one of our comps Substack, which I hope some of you have heard, which recently raised 7.8 million via a reg c f to its creator community at a $585 million pre money valuation.

They do similar revenues to vocal. This would be the same story if you looked at other comps such as medium and Wattpad, all of them $500 million plus valuations in the private market. Taking a closer look, if we modestly value Creatd Ventures, our portfolio for consumer packaged foods and beverages at $8 million. Selling half of that would yield $4 million.

Factoring the OG collections solid 12 to $15 million valuation or orbits 3 to $4 million valuation. And these numbers start to add up. Essentially, Creatd, Inc. could in theory take in well over $10 million in cash from the sale of assets, clean its balance sheet and still be left with the portfolio of material investments and holdings in multiple publicly traded companies verifiably valued at up to $60 million, a more genuine reflection of what the market cap should be for Creatd, Inc stock without the burdens of the operational businesses and the clearing of $5 million in debt from its balance sheet could have a portfolio with that implied value of 60 million, far exceeding the current market value of $4 million in a trading price of $0.03. Like I said before, the sum of the individual parts of a company are now worth more than they are to the whole.

We have a clear plan, our three fold approach to increase shareholder value and prevent dilution includes wisely reorganizing our assets. Moving to privatization when it's beneficial and strengthening our financial position, we aim not just to follow a path, but to lead by example and break the toxic lending structures that have destroyed the entrepreneurial spirit of the micro and small cap public markets.

Another frequently asked question I hear is, Jeremy, when is the OG dividend going to occur? We've been talking about it a long time. Takes a long time to get these things done. When you've got so many other things you're also trying to do. But things are moving forward and we will be putting out a separate press release soon to clarify the details.

But I can give on this space a general understanding of what's happening. Our leadership team is now discussing a possible timeline, a probable timeline for September or October to set a definitive record date that gives a clear view of our share count for the upcoming special dividend of the OG Collection Inc. Shareholders will need to have a stake in ownership and created the holding company at least at least two days before the record date to qualify.

After the record date, usually within 60 days created INC shareholders will receive their OG collection Inc shares details about the exact distribution per share will be announced soon after the record date. These dividends will become initially restricted shares in the OG collection. We will then begin a separate reg c f for that entity's privatization raise and then we will distribute over 50% of the OG collection to the shareholders of the record date.

And like vocal once created, owns less than 50% of the OG Collection. We would immediately look to list the OG Collection on a public exchange. Finally, after Vocal Inc and OG Inc's initial corporate actions, we will have the blueprint for replicating and scaling this process, and this would include earlier, as I said, extending the model to our consumer product e-commerce division created ventures.

As well, we will consult other companies on the path forward through CEO, block and CEO block. Brings me to the next question that I hear. I find most often. This question comes from the Twitter community, X community. Jeremy what is going on with the naked shorting and what are you doing with CEO BLOCK in the near future? We aim to unify two of our subsidiary areas CEO, BLOCK and Orbit, a social investor platform acquired by Created in 2022 by Integrys CEO blocks Activist leadership with the Orbit Apps Direct connection to the investor community.

We are crafting a platform, an app that stands at the front of retail investor advocacy and transparency that is my goal. This would be more than just the technology platform. It would aim to be a transformative movement designed designed to redefine the investment community for financial education and commuting and communicating ideas, all while pursuing a strategy of generating revenue and creating value for shareholders.

By its very nature, the success of the strategies I have discussed in today's space could define the path forward for thousands of other companies with great business models. But balance sheets filled with toxicity and a market with a traditional financing model is broken. To further elaborate reg cf reg, a corporate actions of spin offs and special dividends of legitimate subsidiaries from public companies will have the combined effect of generating value for shareholders and ultimately defeating and putting to rest the naked short selling problem.

And that's how we expect to fight against the naked short sellers. Now, at this time, I'm going to open up the call to questions. I haven't taken a look to see if there have been in the chat room or anybody would like to take the mic. But whatever questions you have, please either raise your hand, ask for the mic, and my co-host will offer you the mic, or there's just questions that I could continue with.

La Hoya requested the mic, please.

The high lawyer Lawyer International Festival of the Lahore International Fiction Film. I'm familiar with the Law of Fashion and the film festival. I'd love to hear. How are you? You made speaker, but speaker make you want to unmute their mike. Okay. Are there any other questions? Hey. Hey. How are you? Oh, good. Yeah, You sound fabulous. I mean, you sound like you really know what you're talking about, which gives me confidence.

So I, I, I appreciate that. I work real hard to try to be transparent to the investors. And as I've said on many occasions, I. I think the most important thing any CEO can do is try to educate their shareholders, tell them the truth so that they're not influenced by a world of untruths. But thank you very much.

Yeah, my quick question is, you know, if you're a person that's not really into the technical aspects of equities and you know what you're talking about, would it be fair to say it should? It's a good idea just to hold on to the stock we have. Do you know what I mean? Yes, Yes, Yes. Do anything? Yes. Yeah.

Look, I have no idea why. What I believe is there retail sellers who are selling the stock at three and a half cents. And I know it's not just down here, it's not the naked shorting, because you can tell if you're a trader and you know it and it feels very desperate. Someone said to me at the end of the day, the other day that, you know, that they sold enough shares to get them bus fare.

Like it doesn't make sense when a company has been beaten into submission but won't give up. It does not make sense to sell it there. That said, I can never I mean, people need money to pay rent sometimes. You know, that's the thing about retail investors. Sometimes, you know, they're not structured as a portfolio and one position can become so severely damaging.

And I appreciate and I my my heart goes out to them. But I think what an investor today should do is stick to their position. But the only place to add will be in the red scarf. I mean, you can buy the public stock, which I certainly recommend is very undervalued, but it will be super undervalued if we I mean, super like bionic undervalued.

If we are successful with our reg CF and a red scarf, people can participate for $100, 500, 1000, 5000, 10,000. I have many friends, many family, and many of our creators that are going to fund by taking an ownership stake in Vocal Inc and now by doing that, that will allow me to clean up the balance sheet of the holding company.

And it will it will allow me to be able to go pay back some of the debt, which will literally lead to an elevation in created stock. It has to, meaning there's the only reason that created stock goes down at this moment is because the market doesn't believe that you could gain. It's not just my stock, it's it's thousands of stocks, but the market rightfully so, does not believe that the decade old way of financing this space can be done anymore.

And it can't be. The horror stories I hear out there, it's terrible. I've never seen a more destructed market space than this market space in 32 years in business. So I appreciate the question. My answer would be, hold on to your stock. Wait for details on the rig. C.F. and I look forward to doing a space like this to exactly explain the regs.

CF In more detail because by buying into the regs, see if that's what saves your position in the common stock. And it sounds more complex than it is, it just will take a lot of time for me to educate. I. John, thank you. John Shankman, how are you? I'm good. Jeremy, How you doing? Very good. John's John, just so people on the call know, John's one of the smartest individuals I know when it comes to sort of the marketing and advertising world of the Internet.

And I'm happy to have you have joined today. John Yeah, yeah. Thanks to that. The email. And I've always appreciated, you know, kind of along with what the lawyer film councils are saying, you know, you're able to articulate things well and I think you understand the mechanics of the equity market. Well, you know, my question, honestly, I'm in this for a publishing and, you know, obviously the new version of publishing is creators, and I think that's where you guys are focusing.

But I just wanted to get your take on ADTECH lately. You know, obviously the Trade Desk stock is doing pretty well. And you know what? What's your larger view on adtech as equity and obviously more specifically how you're thinking about that ad created today? Absolutely. It's I it's always ironic my partner and co-founder Justin and I, who John knows as well, are always trying to stay on top of what we see happening in the space.

Right. And we literally have had this dialog over the last couple of days. It's really amazing that it gets brought up like this in the beginning is, you know, I was very and still am the biggest believer that the best way to absorb branded anything or particularly branded content advertising is through a long form type of process that we do with vocal.

But that said, that type of communication for a brand is only one piece of the puzzle, and that brand has to take today. And it's not just that brand every company has to take. It's marketing at an omni channel level approach. I happen to think between what we do social media and programmatic advertising, that together it's what creates the magic sauce.

And so you can't really not do any of them if you want to be successful today. And that led us when it talk specifically to created. I was saying that I have a viewpoint as a guy who used to trade cable stocks in the back, you know, in the back end of the nineties that programmatic advertising kind of has found a bottom and may even be dropping a bit because it's able to be done itself.

Technology is advanced such that both the esthetics of it as well as the targeting is yeah, I can still be kind of in your face, but it's in your face more to the right people because the data has been able to be as refined as it has. And so I kind of look at the cable companies as an interesting way of looking at programmatic advertising and the roll up of the cable companies that have occurred throughout the nineties and 2000 and always created what were very good revenues.

And even today I heard radio stations are coming back. But look, we've always been focused on our organic growth. So we see value in the future of attracting new creators via the combo of social content, social content marketing and obviously the type of more direct programmatic advertising that you and many of your peers pursue. Is that kind of help answer how we see it?

John Yeah, it's great. I mean, yeah, I think, I think that does definitely answer it. Thank you. You're quite welcome. Jay Are you are J.R.? I love J.R. Ewing. He always has a good question. And on Twitter, as always, very straight to the point and honest with his perception of our company. J.R., what can I answer today? I think you're muted.

Still, J.R., You're muted. We're still not still connected. I see a couple of other very important people on this call today that David still is the speaker. Very good, David, nice to hear from you. I'm beginning I'm beginning to see success in this concept, Robbie, that we really are the shareholders and the investors and the creators are truly joining the call to get the proper answers.

I can anticipate some of David's David as Mike and Jared come back afterwards. Wonderful. David, you have the Mike. He still looks like he's muted on it up there. He can hear me. I sure can. David, thank you for joining today. Yeah, I was a little bit late, so I didn't catch a good chunk in the beginning. But you know me, I'm kind of a broken record, so I'd like to go back to a couple of questions ago where the gentleman asked your advice on current stockholders or for current stockholders.

I have a similar question for current warrant holders. Any kind of insight? I mean, obviously the spin off is not going to do any good for warrant holders. So I'm just I'd like well, I, I don't know that that's the truth. Meaning the thing about the OG spin off is the finality of it is not been written in stone.

And so I'll give you one scenario where I could see something like that, right? I could theoretically say to a warrant holder, look, I'm going to lower your warrant, strike down to where it's much more attractive for you. And if you then are to be a participating investor in our vocal Inc regs, see if I can award that warrant holder something specific for participation in it.

That's the thing about a regs. If you can have different, you can treat different people, not different people, different tier structures based on value and based on what their positions are. But I think my plan has always been with the warrant holders to figure out a way in which I can both lower those those strikes because in the end, when the stock goes up, those people become a funding source for the company, which is the one time that it makes sense because the company takes in cash at a real valuation.

I mean, that would be wonderful. And clearly you haven't come to any conclusions on that yet, but it's being considered. Yes, absolutely. You correctly to lower the price. Absolutely. Absolutely. Across I mean, look across anything. You can't hear me. Can you hear me? Is am I can you guys hear me? So, David, I think that's just specific to you that you can't hear me.

But I'll reiterate the answer to the question. Thank you to all fire for letting me know you can hear me. It seems like David got maybe disconnected, but there is an ongoing plan to address any aspect of the cap structure, including the warrants that are out of the money, because in the end, my objective is to have a shareholder base of long term shareholders and the warrant holders.

If they're anything they've demonstrated a tremendous patience because they've unfortunately been been hurt by where the strike is. And so it is my it's not just that we're having discussions, it is my intention for the record to lower those warrant holders strikes and to create an opportune entity that is I know even now I can hear in my head of compliance and one of my most trusted finance people, she's thinking, is that possible?

How can we do that? You know, how how can we create an offering that specific to participation potentially in our reg CF? But I would probably say that warrant holders like yourself and you're on my list should know that I have you on my mind. I don't I'm always upfront with people I am not going to abandon. I'm not going to abandon my stock at $0.03.

I'm not going to abandon my shareholders. I am the biggest shareholder. I own a ton of warrants also, David, And so that's my intention with the warrants. J.R., you back on and able to speak? Yeah, I apologize. I had a connection issue. So Jeremy, it's clear that you are, you know, have multiple plans in place and have been obviously working hard.

So thank you for that. And I also apologize if I missed this. I was having connection issues. What is what is the timeline for the Rick CEF and what is the plan to or what do you intend to use those funds for? Is it all to pay off? No, no, no, no, no, no. It's first of all, only one.

It meaning the rig CF can go up to $5 million. And so, you know, my plan is to see, as I have mentioned, I have very good relationship with all my creditors except one, really. But you always have one guy It's going to be difficult to deal with. But in the end I have very good relationships with all of them and they're very much akin to working out strategies where, you know, the majority of the capital raised goes into the vocal platform and its development and that over time, you know, whether it's 30% or 35% of that money get swept out to pay down the debt, to clean up the balance sheet, to elevate the stock. As far as timing, I mean, you know, I'm now going to have to immediately sit down with my head of compliance, who I just mentioned, so that I can immediately a.k.a this what I'm about to say. I'm expecting tomorrow morning to put out two or two. I'm expecting to I'm going to have to be very careful as I see her watching me, I plan on launching the regs cf tomorrow morning and I plan on being the first person to go through the experience and buy stock, buy $5,000 of the preferred stock directly in our tech company tomorrow morning.

Presuming that were the case, J.R., then I would say I'm going to put out a press release right after I see that it successfully worked and I will 8-K this conversation that articulated my intention of doing that tomorrow morning to test it, and then we're live with it. This is not something you know, one of the things that happens or I've learned is I'll tell people something that we're planning, like even the OGE, which we can take any questions about from anybody.

But, you know, it's been such a crazy hard year to sit in management seat that these companies, I mean, the thousands that have been just destroyed. And the truth is, is that it takes a while to put a plan in place and when I first started getting more known as a retail CEO who communicates this way with their shareholders, I told you back in that day, someone said, you know, what's a Twitter CEO like?

That was a concept will now be an ex-CEO. But that doesn't sound right either. But, you know, I would I would say we were going to do something and it would just be like for me as an ex institutional person, I'd be like, it takes one week for me to get my lawyer on the phone. So that's one week.

No matter what, to get something done. And everybody would expect it to be done the next day. And so I of being as silent as I could be so that I would not overpromise and under-deliver when it came to the regs. CF So now I'm telling you, this is something that's tomorrow, a day away, potentially from being real.

I was just looking for a rough timeline. You didn't have to be that specific. Well, I'm excited. I'm excited that I can be that specific. And I'm also a guy who will say it off the cuff when I see the real opportunity, because I am happy, I'm excited about it, you know? I mean, look, if we raise if we raise from creators, friends and family, J.R., if we raise a couple of hundred thousand dollars of the first mill, the way Reg CF works is there's multiple stages of it.

So like the first stage tomorrow is we can take in up to $125,000 and then 124,000. I'm being hand signaled by my by my other financial guy person. They're very important that I speak correctly on these things. You can bring in 124,000 and then from there you go to about 1.24 million and that. So a lot of the first people in get to be in tomorrow and then starting tomorrow and a lot of my friends and family will and I'll tell everybody when it's up in live and like I said, you can buy $100, you can buy $1,000, you can buy whatever you want.

And there's there's tiers. And the people who invest more get bonus shares in and in the technology company. And it's a it's a brand new investment. And you don't have to be a created shareholder to invest in it. But but ostensibly after the 1.24 million is raised, then we would open it up to a total of 5 million.

And so from there, I can tell you that if we just raised the 125 original hundred and 24,000, that's a crazy milestone. No one's I mean, what we're talking about doing both with this and even the OG, because the OG, while I think genius is doing a very smart thing and recognizing the same thing that I do that that the individual parts are significantly more valuable than the whole when the whole is being judged not by the value intrinsic, but by the technical factors of the people who are selling stock.

And so it's my perception that the minute we do this first rig, S.F., it's like, I mean, I saw there's a new Willy Wonka coming out. It's like the golden Ticket and Willy Wonka. Meaning if you're able to raise money this way by breaking out a subsidiary like we have, that's got real I mean, this subsidiary essentially makes money.

It's cash flow break even vocal ink. It's it's created ink. And that right now as a whole cannot make money and burns about, you know, 150 K a month that's just the created and now once we break it down, it's going to be a very different story. And so I'm hoping to see that first hundred and 24,000 done pretty quickly and I'll keep everybody posted and then we'll open it up even further.

But I'm looking forward to the real core believers responding to that first one. Thank you, J.R., for the question. I hope that answered it. Yeah. Thank you all for and cheers to Mike, followed by Eric, our tall Frenchie. Hi. Yes, I'm going to start off with saying that I am walking my dog, so I believe this is the future of how executive leadership of organizations can communicate with shareholders.

So I'm very much on board for this style of communication. With that being said, we think a lot about shareholders. My belief in organizations that are the most successful prioritize in delighting their customers, then their employees and then the shareholders. My first question would be, do you agree with that, Jeremy? The second would be how are you delighting?

I mean, I would love if you could just give maybe two or three examples for each the customers employees, and I know we've already discussed shareholders. Sure, sure. First, fabulous question. And the more I your first point about appreciating these kind of communications, the more that I hear such great questions, the more I want to do it. It's right.

It's like it's like energy feedback. The more you you folks feed those type of very thoughtful questions to me, the more excited I get to be on these calls. So, you know, I love philosophical questions like this. I can easily tell you that. And they'll tell you that I put my employees last of that three people, right? Because we service you.

We service our customers. So we would never put ourselves in front of our customers. And we're a tight group of about 15 people and as a group of 15, you know, we look at the the the shareholders as I've articulated to you, as really kind of the lifeline of the company, meaning look, our product so that we can talk specifically to that is one where creators are really, as I said earlier, the most important part of the puzzle because they provide the greatest feedback loop, they remain my North Star metric.

And so we look at creators and those are our customers. So our customers are our creators. That's why, you know, as John Champion brought up, he knows that the one thing that vocal doesn't do is offer what we from the very beginning decided would be disruptive advertising for the type of content that we publish. And so from there, I think it starts first with the customer.

I think after the with the with the with the creator. But I think it's a very contextual discussion as to whether one is a priority over the other. The shareholder drives the customers ability, which is the creator's ability to maintain the platform. I can assure you that we as employees are last on that list. I am not someone I mean, first of all, let's be clear.

If you read my press release, the hardest thing I've gone through is since since the microcap space really lost its momentum and the whole market collapsed where stocks are down like 95% in freefall since then of what was probably about, you know, 50 people. We've let 35 go in, I should say. Of the 15 that are left, five are part time.

I mean, there's really only ten pros that run the company. We have an amazing development team that our internal data and development team work with in Australia. That team consists of another 5 to 10 people, but all of us are the type of people who put the creator and the shareholder ahead of ourselves. I mean, we've gone, my partners and I have gone months at times without payroll when we struggled to keep this company afloat over all the cycles it's been through.

And so we always put ourselves last. That's the answer to that. Question. What was the second part of the question? I was going to give you three examples, right, of of what you delight in each. Yeah, sure. And with your.

I appreciate that. And yes, it was just examples of the how. I agree with you. Right. So I think the how really takes people understanding what the vocal platform really is. I mean, it's an environment for creators to monetize their content. That was kind of like the original way we phrased it. And we weren't offering just monetization. We were offering an ability to grow your audience and from there.

Vocal came up with many amazing ways to do that for the Creator. And there are just thousands upon thousands of articles out there about vocal and whether, you know, what kind of platform it is. But I'll briefly explain that for the creators. They get a read algorithm them that pays them for their content. They can take tips and other payment forms that we keep different percentages of depending on what tier of creator they are, whether they're a premium plan creator, a premium partner, a premium brand creator pays $10 a month.

That number fluctuates. You can back into it from our quarterly numbers of anywhere between 15 to 20000 at numerous different payment structures with 2 million freemium creators, and those freemium creators convert regularly without any pay to play model organically, they convert to premium because they're interested in participating in whether it's the tips, whether it's monthly pledges and subscriptions, whether it's read algorithm payments, or just as I think one of our biggest things we do is we, we, we have challenges that, that we create that are competitions and we've done hundreds of them.

And not only do our creators love participating in them, they love watching the people in their community win it. You know, our customers love music vocal because it's a community where they can connect with other creators, make money and grow their audience, which is really the most important thing. So that's the delighting of the creator. I can't seem to delight shareholders that that's reflected in where my stock is trading.

I mean, I, I try to do the best I can. You know, I get attacked a lot and I don't care. It doesn't it doesn't impact me. What impacts me is the fact that I see people who are attacking who just don't have the truth and I see other horrible things in the space. I see pumpers and dumpers villainizing individuals in the microcap space regularly on Twitter, bullying them horrible shit.

And you know, I can't rip the person out of the Twitter thing and grab them by his gullet. But what I can do is be as tremendously transparent, honest, and forthright with my shareholder community as my team is. My partner is right regularly on vocal. My, my, my collaborators are very committed. And in the end, we're here for our shareholders.

We wake up every morning and repeat and we get paid barely anything these days because we can barely afford to make it through the next day, often for ourselves. But we do it because we believe in you, our shareholders. We've gone through all this planning and this regs CEF structure because I'm going to find out whether the shareholders believe in us when we put out this regs.

If, if, if I'm right and there's a lot of taking of it, then we've discovered a way out here and then shareholders will delight. So I try to delight shareholders both by communicating and actually structuring real plans. Now my employees, how do I delight them? I try to tell them entertaining stories and good jokes about times that I've seen that are much worse than today.

But then in the hard truth of it, out in the business world today, this is about as hard as I've seen it. And so I would tell you that my inclination is to always be honest and be someone of integrity with them and be someone who leads by example. And I think the the the ten key employees that rally around this company know that I will never stop.

I saw again, just for a moment of brevity, since we've been talking about so many intense things and so many of my employees are out here on the floor with me listening, I recently watched season and I think it's HBO Max me. I think I see Sue and see Sue is a movie about the Nazis in Finland and the C Sue movie definition is a concept described as stoic determination, system, tenacity for purpose, grit, resilience, hardiness.

And they say that it's one that can kind of only roughly be translated into these things because the word S.S. is specific to that type of sustainability. And so I try to be see through for my people and for my employees. And I think they know I'm see through that. I am determined and I won't give up.

And that's how I try to delight them. Any other questions that we can answer? Eric Enjoy. Uh, my partner and my friend Erica Wagner, who must have her own very interesting perspective on the vocal platform that perhaps people can hear. Well, that's what I wanted to say something about. Hello, Jeremy. It's just been really fascinating to listen to, and I wanted to speak not just as your friend and your partner and someone who's on the board of directors, but also as a creator.

You know, I am a creator on the whole platform. I love that question about how do you delight your customers? And I just wanted to say something about my experience, you know, as a customer and why I think this is a platform to invest in. I've been a writer for decades. I have a lot of platforms. I write books.

I write for newspapers, but I also write and Google. And I know Jeremy and Justin, too. You'll agree with me when I say that the quality of engagement that I see on Google is really extraordinary and our creators are not just able to monetize their content, but they're also able and willing to support each other. And I can say as a writer, as a creator, that's in itself an incredibly valuable commodity.

And I think when you consider our platform alongside its, let's call them competitors, medium and Substack, you were talking about them, I, I think that's really one of our unique qualities is the kind of integrated communitarian nature of the platform. I'd also like to talk about, you know, at this point from content that appeared on our platform that we've produced two seasons of a podcast, we've published a book.

There are all kinds of opportunities for our creators that are not just that go beyond the platform. And I think that's really important to stress. But really what I wanted to say is I, I am delighted as a creator, as a customer of and, you know, that's where I think our strength lies. I appreciate those comments so much, Erica.

And particularly, you know, the fact that I you know, as I try to answer these questions, it's so helpful when someone like you can remind me of what are those other value props that we offer to so many creators and knowing that you with your level of understanding of this, have come to be a regular contributor on the platform, has, you know, been really one of the the validating aspects of the creation of vocal.

Are there any other questions you might want to share?

Andrew I'm good. Andrew, Thank you for joining today. Thank you. So just a quick question. So you said earlier, I buy the products here and then to see how much you know, your investors trust you. So let's say I'm one of the people. I've been down like 95%. Yep. And then I know I won't be participating in the here for raising money.

So what would the next plan if you would not see the expected numbers in raising 220 for the $5 million in the next year? Well, I think it's first of all, from a probability standpoint, the probabilities of the first raise are significantly high. And just so people understand how this works. You kind of begin to understand what kind of individual is looking for that type of product.

That's why you go in sort of the segmentations, because you're building sort of a data set for the for the type of individuals. And so from a probability standpoint, I, I'm pretty optimistic. And so whatever the Plan B sees and these some of which I can articulate to you, whatever those plans are, I'm they to me have a lower probabilistic occurrence, but they would be things like selling the OG collection in its entirety meaning and while I have it audited and all of that I could probably go to in particular where where it is this, this type of collection would get auctioned off, would be in England or London in particular, at one of the acclaimed auction houses that we've been speaking to. And, you know, I, I don't really want to sell it for five or $6 million. It's got a valuation that I think is amazing and right now is far from recognized in the stock. But if it's not going to be recognized in the stock, then I'm not sure that I have a choice, even though I have already said that my goal is to spin it out and give it to shareholders.

If if I think that I can't raise money through any of these other situations, then the odd spin out isn't going to be successful either, because they're all part of the same plan. They're all part of coming off of these legacy toxic structures that plague the market and the algorithmic naked short selling that the market making systems are trying to do.

And so there's, you know, are there other opportunities? Sure, Sure. I could do a pipe. That's a plan D, but that's going to be up to the shareholders, meaning I'm going to communicate like this all the time with the shareholders. And so if shareholders don't want to do what the CEO or the board is recommending to literally save the value of their stock, then I have to do what's in the interest of maintaining the survival of the company so that there still is a company for those who stick.

Now, when we're talking about a stock that's trading at a three and a half million dollar market cap, I don't get too worried about impact in that market. I'm actually finding when I look at some of those stocks that have had to do their Plan D or E because they don't have as sophisticated a plan as we do, some of those strategies are actually beginning to work now.

Maybe that's a sign that we've just squeezed like it's when you say we all said so nonchalantly, I'm down 95%. You know, it's because the first 100 times we said it, we we were so hurt by it that we've all become numb to it. I'm down 95% in probably my own stock as well as ten other names. And they speak to ten other CEOs who don't even have investments in.

And they tell me about their stocks being down. I could rattle off right now, right on this call. I can rattle off 50 just off the top of my head. And that's what sometimes when people say, what do you do all day? One of the things I have to do is stay on top of all this stuff so that I understand.

So the answer to your question is I've got plans B, C, and D, but right now at this moment in time, my head is far from that, far from it, because that's not what the probability says. The probability the probability says that our 2 million creators and our current shareholder base believes in the fundamental business and understands that today.

If you want to be in a microcap or small cap name, you best be in a name that has a scalable business, particularly tech. That's that's my advice. I hope that was helpful. Are there any other here's a question from fund collapse. Will you be doing the CF registration as Etsy or up listed? Well, that's a good question.

That's a good question. But it's far off, right? Like, so like first we got to do the regs. CF And then I got to see what's the most attractive method for giving everybody the ability to monetize that. So that's my, my answer to that. I don't really, I don't really have a time frame. Are there any other questions?

Fabian Oh, please, the Creator I love to have to have a creator ask a question. Fabian You have the mic when it gets connected to you. Let's see. Thank you for stopping my Is that a question? Is there a question? Is he able to connect up?

Fabian. It may be your audio. You have to unmute yourself, I think. Apologies. No problem. No problem. Pleased to meet you. Pleased to meet you. I see you've published 587 stories. Yes. Yes, I have. Now, you are exactly what my board member and friend Erica Wagner was talking about. You're why? You're one of the reasons why we create the platform.

Thank you for being that person. I want to ask you a question. And this is a thing that my parents have actually talked with me about. When you're looking at a company that is also publicly traded as a stock, there's two different things. There is a broken stock and then there's a broken company. And so of the question is, is this company a broken stock or is it a broken company?

As a book creator, I myself have seen a few issues here or there, and we all can talk about this short, sweet charge that happened recently in which a lot of local creators felt that they had been betrayed because the rules were not followed by the own judges. And then even then, when they go and remedy the situation, a mistake still gets through.

As Confucius says, a man who makes a mistake and does not correct it has made another mistake. That can be one example about creator frustration with the platform. But I know the thing is that your company, my first thing when I go to search it, such as when I go to YouTube, I see people about making money on vocal media with AI.

Writing A.I. tools is vocal or scam. The first thing I don't see is the official companies YouTube channel. Chipotle Mexican Grill has an official company, YouTube channel. Tesla used to have an official company, YouTube channel and if we go back to the topic of broken stock versus Broken Company, you can give me a moment. How do I phrases There was a scare.

They had with E coli and the stock price went down and my dad told me he was looking at bonuses. It was just restricted to one location. And so even if they were to remove lettuce off the board entirely because that's where the scare happened, it would still provide a good product, good service to people. That's what they did.

And so the stock was broken due to the media scare. And media scares will happen all the time. Like Ford with the Ford Pinto and tons of other things. Well, well, wait, wait. So I get your question. So let's let's go back to the first let's go back to the first part. The first part's easy. I mean, the business is by far not broken.

The stock is broken and the stock trades where it does for a whole series of much more complex discussions, some of which we've discussed here today. It's not the same as a stock that breaks because of a media story or an untruth or a rumor. This is due to much more in my, in my humble opinion, nefarious forces.

And so my desire has been and I've worked on it now for six months, is how do we separate the most valued assets from the holding company such that the holding company becomes more like what I had originally envisioned it, which was a portfolio in this case of what will be its first four distinct companies, and that those companies can maintain their own independent value and eventually trade independently.

Now, that's my answer to that. You're dealing with a fundamentally great company and a broken stock, but you're not really just dealing with a broken stock. That would really be too, I think, to be too direct about it. What you're really dealing with, it's a it's a broke. It's being broken. It right. But it's it's a broken market, meaning it's a broken regulatory system.

It's a broken back office. It's a broken SCC, it's a broken government oversight. There are a lot of things broken in this country and in particular in this financial field, and people have to be transparent about it. Now let's get to one of my fun, the fun or part for me to answer, which is the perceptions of challenges we've done.

How many challenges have we done? I'm asking one of my hold on one second, gentlemen. We've done over 200 challenges. There have been over how many times. Oh, let me take a moment first and explain to the community here listening in what a challenge is. It goes back to the previous question that was asked about one of the things that vocal creators appreciate is the ability to participate in challenges, challenges or competitions in in whether it's writing, it could be creating videos, it could be anything.

Anyway. They get paid out for that. Now you know, there are always going to be mistakes that get made when you have 200 people processing 75,000 entries and you have teams of people trying to, you know, get to a certain point, let's say the top ten stories. I mean, I don't know, I watch America's Got Talent. It's one of my vices, my innocent vices.

Sometimes I can't imagine who the hell gets through. I don't know how that happens. And then, yeah, sure, Do I want to blame Howie Mandel or do I want to blame one of the judges? I don't know. Like, I mean, to just get like, to get too wrapped up in any one problem that occurred. It's not really I appreciate the thoughts, but quite frankly, you know, there are tons of people who try to do this correctly as often as they can.

I think my favorite part of your commentary was the Confucius one. Having been a philosophy major in college. More on the logic side, I was more a Socratic type of guy. I enjoyed a dabble in Sun Tzu's Art of War, and I felt like I lived through Dante's Inferno the last couple of years. But putting all that aside, you're right.

When we make a mistake, we try to fix it. Now, are we fixing? Fixing is not fixing a mistake in our system. It's not like changing a screw. And I got a Philips ad and I should have had a straight. Nope, it could take months to fix something and it could take five stages to fix something and it could take three developers to fix something.

I think what you should take away from it, Davion, is that no matter what, we are working in the interest of creators and no matter what, this is not a broken company and no matter what, I won't give up until I feel that shareholders have given up. And if I can get the creators and the world at large around us to understand the plan we're trying to execute, it will not only represent the solution for our company, it will have been a good thing because it will represent the solution for hundreds of peers of mine that are struggling in this marketplace.

I appreciate that answer. Thank you to you how vulgar you are. But one of the things that I wish that you saw a bit more about is being a bit more vocal on other platforms and making sure that. Davion, Davion, Davion, you're 100% right and it is why we are recording this as a video and we'll be posting it on a YouTube channel.

It's why, look, you know, we definitely will be we definitely know what you're saying. I literally one of the marketing people we worked with said I need to do a red scarf dance on TikTok, where I explain a red scarf while I dance and that that would help. And I was like, Nah, I don't think I'm doing that one.

But I do agree with you that I have to do much, much more out there and I am going to start doing it. And I hope that all of you can help spread the word that we're doing it. You know, we expect a lot more as we introduce more information about the regs, see if we expect to do it across a broad range of platforms and by doing so will educate the environment.

Thanks. Davion. Who's next? Garland Bacon, please. You have the mic out. You. Hey, you hear me now? I can. I can hear you now. Great. And a question actually that came up after listening to a previous speaker for the regs. Seems like that sounds like playing a you know for for the so for playing a it sounds like get regs.

Yes. I guess approved by the FCC. Is that the first. Nope that's already been meaning regs CF the first step is literally tomorrow morning if everything goes accordingly for me to put out a press release that the reg c f really is live and there will be a link. Now this reg CF, just so you know, is the first of, like I said, a few regs cf processes.

So the first one will be the availability to access it tomorrow, not in what I would say is the prettiest user experience. And because we're a very design focused group, that's why for this first 125,000, again and lots of any any anybody can put any amount of money in, it'll explain exactly how the security works. It's a very attractive security, which unfortunately until I make it live, I can't give you the details of it specific to the vocal platform.

So we expect hopefully a lot of our vocal creators and there are millions of them will participate. And I think that we'll we've we filed what's called a Form C with the FCC and that process is in the final stages. And otherwise we're free to move forward. So like, that's why I said to the other individual, look, we could talk about Plan B, C or DS, but we're 24 hours from launching Plan A, and I don't think that and I don't think the market even, you know, right now, that's why we're going to rush to eight K this entire thing, probably this entire thing with the recording.

My is because because that's it. It starts tomorrow, right? And then the first goal is 125,000. Yep. And so if that goes through and so I guess it's building up to the release of the OG collection, right? Like you're trying to get to a point where we did that. Right. Well, hold on one second so I can check with my compliance person sitting next.

All right, hold on. Hold on one second. May I discuss the OG? And then you can also put whatever I say into the AK, which is probably a rock god. But at the timing, I expect to put out a significant press release early next week because we've completed the most important components of the OG and I'm going to move forward with a similar regs.

CF For the OG, it's a very different type of company. It's a very it's a you know, it's it's both a very valuable physical asset and it's also got tremendous IP value. And then finally, it's our for what what you believe in or don't relative to Web 3.0 in its future it has and will house all of our Web 3.0 assets related to it and that OG Yes, that would be so I'm holding this call because I'm in a position finally where when people say to me, When are you doing this and when are you doing that?

And why isn't it already done where I could go, Well, tomorrow I'm doing this and Monday I'm doing that. And that's the end of the discussion. From there you will all then see, Am I right or wrong? Did I come up with a plan or am I just, you know, am I just is it just another year of fighting against, you know, the brutal forces that we got to fight against?

Absolutely. And so my other question had to do with the but the idea of either buying more stock, you know, focal stock or is it better for somebody who believes in the company to do the direct CEO? Okay. I will be I will be very clear in my answer to this. Sure. I don't like to tell people to buy or sell the common stock, but.

No, no, no, no, no, no. I know you understand. I'm just giving you this sort of general thesis because I do tell people all the time that I think the stock is very undervalued at. And but I always when I try to communicate, I learned very early on as a manager that often when I wasn't getting the result that I wanted, it wasn't because of the employee, it was because of my inability to communicate what it was that I wanted.

And so I like to be as crystal clear as I can, particularly with retail investors, retail investors who have a position in created stock should invest in the regs C. S at this time. Now there's always going to be some buyers in the stock during the regs period because the success of the regs CRF implies the success of the stock of the of the publicly traded stock.

Because again, to reiterate if not if when we raise money in the regs C.F., it will be the solution for taking in capital without diluting the common and the perception of dilution of the common is why the algos are so empowered to constantly fill demand for the stock irrespective of supply, because they don't check a book for that.

The algos just sell. And I want to be clear, I want to be clear about that one. Actually, for everybody listening, I do not believe in the villainization on Twitter of individuals and groups of individuals making accused actions about them that don't have enough evidence to be carried out like that. That's the kind of villainize zation that went on 5060 years ago with my ancestors in another part of the world.

And that kind that kind of villainizing where you blame someone for someone's financial losses at the scope and the level that certain people are being blamed must come to an end. The truth, the truth is, is that the market making algorithms which I helped build are the problem. They will fill demand until demand overwhelms supply. And the thing that we're trying to do by creating an outlet for people to own a piece of vocal Inc is the same outlet that will take the pressure off the common.

And so what I'd say to you is as you buy the regs, Chief, if you see that I'm correct and that the stock elevate as it becomes known that the regs, chief financings directly into vocal is successful. Yeah. Then I'd load the boat on the common because. Because that would freak the whole freakin market out if they saw that.

Because all like, I mean, so many of you on this phone call know this market space, and we've never seen this concept of what we're going to launch tomorrow morning. I've never seen an OTC company do it or small cap ever sell off a piece of it subsidiary directly. Now that we're very well positioned. Part of that problem is right, like you couldn't do this necessarily with a biotech company in an early stage development of a cancer drug because we have 2 million creators on our platform, right?

Like if if on the 2 million, 5000 of them each did $500. Right. Right. That's two and a half million dollars right there. And they already a lot of those premium they already spend money on the platform. Why wouldn't they want to own a piece of it, Right. Yeah. I mean, I think that's it's a it's an ingenious idea there.

I watched the video that you personally to take a look at the other day and I was like, wow, that's a great idea. I guess, you know, I'm stuck and I'm sorry. I joined like halfway through. Sir, please ask any questions short or so with with, you know, investing with the regs. She asked how is that? Is there any value to it, to the person buying it like a security?

I'm just confused. Yeah, I hear you. I hear you. And what I'll say is you're the amount of communication I will be doing over the next month. It would not surprise me if I was holding a Twitter space call every two days because there are going to be so many creators and so many people who have so many questions about it.

01:39:04:10 - 01:39:29:14

Unknown

But what I can tell you now is that tomorrow morning I will explain it. Hopefully tomorrow morning. I am being told by everybody around me I can say that that tomorrow morning I will be able to explain it in much more certainty and perhaps literally, maybe we'll schedule a Twitter, a Twitter space, Twitter to keep doing that and X space.

Everybody, every time I say Twitter, everybody puts their fingers together to make an X to remind me to stop saying Twitter. And I yes, we will. I think we will do that. I think we will do a Twitter space tomorrow actually post the announcement because there's going to be a ton of and I think we'll schedule it tonight.

We'll put a schedule. That's a very thank you for helping me see that thread. We're definitely going to put up a Twitter space tomorrow. I love how you I love your transparency where you like at the end. I do that also like with people when they explain something, I go, listen, I do. I literally just don't understand it.

If you could just explain it again. Yeah. So I'm going to explain it tomorrow where I, where I feel like we can do it in a productive way, where I can say, if you had a computer, go to your computer, take a look right here and this is what you do. Remember, I feel like somebody who I'm like, inviting into my apartment and I didn't clean up my apartment.

And I say, just remember, when you come to the site, it's not it's beautiful at $125,000 level. I haven't turned that into like, you know, the Taj Mahal. It's just a website and it's very it's done through. There's there's a it's done after the FCC filing and it will explain to exactly how the broker dealer that's overseeing it has its structure.

And we're not the first ones to do it as a concept. We're the first ones to do it this way in the OTC space to see whether it works. And I'll explain all the tiers and you know, whether you're investing $100, what happens or whether you're investing 10,000, what happens? I'll go through it all on the call. Oh, that's great.

I appreciate that. I guess. I guess I just have one more question. Sure. Sure. Please don't apologize. So, like, what is your I guess, best case scenario or I guess conservative scenario? Like when do you think the success of the Rag C ads would translate into price movement in an upward direction or for one in the market? I guess like if we.

Yeah, you know, and I guess that's a tough one. No, I have an answer. I have an answer. I mean, I've done I've thought all these things through. Like, I mean, you know, it's, it's, it's two in the morning before I finally go to sleep after I've thought through the 50 iteration of it, you know, I think I hear you.

I think it takes like 30 days mostly because, you know, it should be immediate, right. Like if when I when I when I turn to everybody and I go, we've taken in $50,000, small amount, let's say on a tweet, I go, we've taken in $50,000 through red. S.F. Right. That's literally like saying the rocket ship just literally took off.

Right? It hasn't even separated yet. It hasn't gotten to the moon. Nobody's walked on the moon. But it's really like a rocket ship taking off, meaning it means something significant. And so the common should react immediately, like it should be like, holy shit, these guys are taking in money from their private venture and they're not going to have to come to us scumbags anymore for the toxic lending.

Holy shit, why are we shorted? We're not going to get them to to come in here and get us covered. And and anybody who's out there listening would go, Oh my God, the stock's cheap. Like I have a new guy this week that recently called me, told me, bought like a million shares, new guy. Yeah. I'm like, I'm like, listen, that's amazing.

Thank you so much for reaching out and introducing yourself to me. I told him I wish every shareholder would just introduce themselves to me, every single one of the 15,000 shareholders I wish I knew and had a list of to talk to and address and bring on together. Just like this. And tomorrow morning we'll do it. Tomorrow afternoon we do it once we've tested the regs, the platform, But 30 days is my answer to that.

I mean, I can tell you like, you know, I was part of the BBH community and, you know, they got a lot going. But it's awful. You know, whatever. But hey, they have this group of investors that are, you know, raising money. I mean, within like five days they made like $60,000, you know, from a thousand interesting people.

I mean, I could see, you know, and that's like that's a moonshot. Probably not. Nothing's going to come out of court system. But with a company that you have that is already working and doing well with creators and everything, I mean, it's I'd much rather put money towards that. And that's right. I would expect I would expect that you're going to see a lot of success.

That's just me. I appreciate I appreciate that sentiment. And what I would also say is, look, that's why I was honest with my answer. Like the people who are listening to my Twitter space is many of them have positions in the stock and this will be one of the rare times, I would say, even though the stock is very, very cheap, if you want that stock to go up, don't buy it by the regs.

Yeah, let's show the world together that we have broken the cycle and let's then watch the stock go all the way up to a dollar. Then let's not have to reverse split it. Let's uplift it to the New York and complete what we've always talked about. That's my goal. Thank you again. I appreciate what you're putting together here.

Thank you. Thank you. And other questions. All right. Thank you's self-evident. How are you? And self-evident? I hope I've answered some.

You had. I tried to integrate a lot of them. You have to unmute self-evident. You go, Sorry, I got in late, so I'll have to get back you. Yeah. I mean, you know. Yeah. So the, the question that we have is, um, and overall if you can or can't it. So on the erg is that, is that going to be a C.F. type process or is going to be, well, a dividend type thing.

So let me take a moment. I mean, I'm just curious because it was one of the questions that came in and I'm wondering if I can kill two birds with one stone. Can I just see any thumbs up for anybody who's familiar with the stock genius, Genius, Roger Hamilton's company? I'm just trying to see if any of you have heard of that company.

So Genius is spinning out a dividend. Ah, good, J Ah, you have So. So what kind of what kind of doing something similar to them. But it's a little different. So let me explain it like this. The reason why Roger is able to immediately put the company, the subsidiary out there, is because the company that he's referring to was already trading on the merge and that company had a float.

Now, when it comes to the OG collection, the first step was the completion of the audit. The second step and at that moment in time, remember, there's only two investors at the moment that the audit is complete, which as I said to everybody on this call, you will hear me just like tomorrow. We will have a big call on Reg CFC Monday.

We will also schedule a call or Tuesday. I'm being told by the crowd here that Tuesday we will schedule a call to explain OG in great detail and what the record date we're thinking is. But because with Genius there was a pre existing float, they could go to list it very quickly. We would have to first, which is what I would do.

I would take some portion of the OG and I would offer it in a rig c f such that we then achieve the shareholder base that you need to have that Rodger has already existing in the other company, which I don't have in OG. And so the schedule would be OG audit file S-1, is that correct? My crowd over there file an S-1 for the OG, do a rig c f uh, at the same time or before the S one over there.

Now we would do the regs CF first raise some money privately, not a ton, just so that we could have the proper amount of shareholders. Then we would file the S-1 and we would distribute the rest of the entire shareholder type, which I think I've said on this call, I expect to be over 50% of the OG collection will be spun out to the shareholders of created.

And that's that's the plan. And on Monday or Tuesday of next week, there will be a call where I will literally be going through detail which will come in conjunction with me filing an AK around it. Thank you, Very good. And thank you for a lot of those very valuable questions. Thank you. So many people on this call who sent in questions beforehand.

So I don't really I even some of the some of the other questions that came up was, you know, how does a reg a fit in? And I would say that a reggae is done much later in this process, Not at this moment. And then, you know, what was asked of me is when will the company be break even?

That was one of them that I wanted to talk about. Vocal Inc, the technology company that we are moving towards privatization, that company will be break even soon. I mean, you know, two or three months, if not sooner.

Once we separate all the financings, I will have another call where we will go through what I believe the revenue opportunity is versus the sort of growth that the growth value based on revenues versus the fundamental value of certain things like our orbit investor social media platform. Are there any other. There were a few other questions. I just got to hold on.

Sure. Like I said, I'm here to take as many questions today. I won't get off until we don't have any more questions. Your muted. But once you're unmuted, what was the user's name? Optimus. I watched the recent Transformers movie. That's what that reminds me of. It sucked. It's terrible. Rise of the Beasts, Something like that. Optimus, you're on.

You're still muted. That joke. Did you get that just then? It's like Optimus Prime. You got them. I'm inviting Andrew. Did you still watch the cartoon while you were younger when you were younger? I, I am goddamn. Andrew Yeah. So back here, just a question. So how confident are you if this dog gets adopted or whatever, the next show won't be able to bring it back down to where we are right now.

Since the last time we went to 117 after being alive, for instance. Now we're back at going to have a great question. And the answer is, is that we're back here because there was no alternative for financing out there to keep companies like ours alive. And once once there is a separate entity, a separate alternative, then the thing that drives the algorithms, the algorithms are their machines.

Again, I want to be very specific. I do not believe in the theory that there are hundreds upon hundreds of million shares naked, shorted by individual. I'm sure there may be hundreds of millions of shares naked shorted, but they were done by machines, not individual mastermind. People who sit behind a desk like something out of a James Bond movie where they're, you know, figuring out how to destroy the microcap space.

That's not a thing. It's machines. And the machines function based on certain inputs, right? So when we filed an S-1, like we just did, even though not a single one of those shares is being given new shares or for the company, if the company needs to sell shares, those shares are not for something else. But when the machine sees the S-1 filed, the machine makes a particular decision.

Now, if the machine sees that those s ones are no longer coming or the machine sees that on press releases, there is more demand then supply, they go away. Not every stock is naked, shorted some stocks are naked shorted. And by the way, many of the stocks that are naked shorted. It's very specific in nature how they got there.

And so like this notion that I blame the naked shorts for running the stock down, yeah, they're a part of it, but that's not the main reason. And the entire microcap space has been clocked and it certainly is not because of naked shorting. There have literally been complete and utter liquidations across the board. It doesn't matter whether it's BuzzFeed, Vimeo, GTI, II, DNS, even Facebook.

There's just been blood on the streets. Naked shorts. Describe the way I'm describing them. Are a part of the process naked shorts that some people blame as the entire reason for individual stocks. Behaviors are not correct. Those individuals are part of communities that pump and dump. They take advantage of retail individuals and they create a very, very difficult market environment for anybody to try to invest in microcap or small cap stocks in the venture exchanges.

And that's too bad. And that's why we have created this plan so that we can get out of the cycle and lead the way for other good companies. Are there any other questions? Well, I'm going to end the call there. I'm going to thank everybody for joining today. There will definitely be a recording of this as well as a video recording.

Not sure how I look on the video recording here, but I look forward to reviewing it. And I want to thank everybody for joining today. And please let other people know to listen to this and to listen to our upcoming calls so that we can both pave the way for others and save created as a company. Thank you.